Exhibit 10.1
SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
This Second Amended and Restated Investment Advisory Agreement, effective as of January 1, 2025, is made by and between Blackstone Secured Lending Fund, a Delaware statutory trust (herein referred to as the “Fund”) and Blackstone Private Credit Strategies LLC, a Delaware limited liability company (herein referred to as the “Adviser”) (this “Agreement”).
WHEREAS, the Fund and Blackstone Credit BDC Advisors LLC, a predecessor to the Adviser (the “Prior Adviser”), were parties to that certain Amended and Restated Investment Advisory Agreement, dated October 18, 2021, by and between the Fund and the Prior Adviser, or a predecessor thereto (the “Prior Agreement”); and
WHEREAS, the Board has approved the assignment of the Prior Agreement to the Adviser, and in connection therewith, the Fund and the Adviser desire to amend and restate the Prior Agreement; and
WHEREAS, the foregoing changes will not result in any increase in fees charged to the Fund and will not affect the quality and level of service to be provided by the Adviser to the Fund.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties as follows:
1.Appointment of Adviser. The Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, to provide overall investment advisory services for the Fund and in connection therewith to, in accordance with the Fund’s investment objective, policies and restrictions as in effect from time to time:
(i)determining the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes in accordance with the Fund’s investment objective, policies and restrictions;
(ii)identifying investment opportunities and making investment decisions for the Fund, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on the Fund’s behalf;
(iii)monitoring the Fund’s investments;
(iv)performing due diligence on prospective portfolio companies;
(v)exercising voting rights in respect of portfolio securities and other investments for the Fund;
(vi)serving on, and exercising observer rights for, boards of directors and similar committees of the Fund’s portfolio companies;

(vii)negotiating, obtaining and managing financing facilities and other forms of leverage; and
(viii)providing the Fund with such other investment advisory and related services as the Fund may, from time to time, reasonably require for the investment of capital, which may include, without limitation:
1.making, in consultation with the Fund’s board of trustees (the “Board of Trustees”), investment strategy decisions for the Fund;
2.reasonably assisting the Board of Trustees and the Fund’s other service providers with the valuation of the Fund’s assets;
3.directing investment professionals of the Adviser or non-investment professionals of the Administrator (as defined below) to provide managerial assistance to portfolio companies of the Fund as requested by the Fund, from time to time; and
4.exercising voting rights in respect of the Fund’s portfolio securities and other investments.
Subject to the supervision of the Board of Trustees, the Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments, the placing of orders for other purchase or sale transactions on behalf of the Fund and causing the Fund to pay investment-related expenses. In the event that the Fund determines to acquire debt financing, the Adviser will arrange for such financing on the Fund’s behalf. If it is necessary or appropriate for the Adviser to make investments on behalf of the Fund through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”)).
Subject to the prior approval of a majority of the Board of Trustees, including a majority of the Board of Trustees who are not “interested persons” of the Fund and, to the extent required by the 1940 Act and the rules and regulations thereunder, subject to any applicable guidance or interpretation of the Securities and Exchange Commission (“SEC”) or its staff, by the shareholders of the Fund, as applicable, the Adviser may, from time to time, delegate to a sub-adviser or other service provider any of the Adviser’s duties under this Agreement, including the management of all or a portion of the assets being managed. The Fund acknowledges that the Adviser makes no warranty that any investments made by the Adviser hereunder will not depreciate in value or at any time not be affected by adverse tax consequences, nor does it give any warranty as to the performance or profitability of the assets or the success of any investment strategy recommended or used by the Adviser.

2.Expenses. In connection herewith, the Adviser agrees to maintain a staff within its organization to furnish the above services to the Fund. The Adviser shall bear all expenses arising out of its duties hereunder, except as provided in this Section 2.
Except as specifically provided below and above in Section 1 hereof, the Fund anticipates that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to:
(a)investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to this Agreement;
(b)the Fund’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by Blackstone Private Credit Strategies LLC, or its predecessor, (the “Administrator”) in performing its administrative obligations under the administration agreement between the Fund and the Administrator (the “Administration Agreement”), including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of Blackstone Inc. or any of its affiliates; and
(c)all other expenses of the Fund’s operations and transactions including, without limitation, those relating to:
(i)the cost of the Fund’s organization and offering;
(ii)the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;
(iii)the cost of effecting any sales and repurchases of the Fund’s common shares of beneficial interest (“Shares”) and other securities;
(iv)fees and expenses payable under any dealer manager and placement agent agreements, if any;
(v)debt service (including interest, fees and expenses) and other costs arising out of all borrowings, leverage, guarantees or other financing arrangements, including, but not limited to, the arranging thereof;

(vi)all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;
(vii)costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;
(viii)costs of derivatives and hedging;
(ix)expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;
(x)expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser to the extent such expenses relate to attendance at meetings of the Board of Trustees or any committees thereof;
(xi)all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including without limitation any legal, tax, administrative, accounting, travel and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, forfeited deposits or similar payments;
(xii)the allocated costs incurred by the Adviser and the Administrator in providing managerial assistance to those portfolio companies that request it;
(xiii)all brokerage costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, appraisal fees, commitment fees, underwriting costs and commissions, including commissions and other compensation payable to brokers or dealers; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, monitoring or disposing of actual investments (including, without limitation, travel, entertainment, lodging and meal expenses, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);
(xiv)investment costs, including all fees, costs and expenses incurred in evaluating, developing, negotiating, structuring, trading, settling, monitoring and holding actual investments including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, advisory, consulting, engineering and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any costs and expenses associated with vehicles through which the Fund directly or indirectly participate in investments;
(xv)transfer agent, dividend agent and custodial fees;
(xvi)fees and expenses associated with marketing efforts;
(xvii)federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;
(xviii)independent trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent trustees;
(xix)costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;
(xx)all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other printing and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities

(including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Adviser or its affiliates in connection with such provision of services thereby);
(xxi)the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any Shareholder or trustee meetings;
(xxii)proxy voting expenses;
(xxiii)costs associated with the Fund’s Shares being listed on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Fund’s assets to, or a merger or other liquidity transaction with, an entity in which the Fund’s shareholders receive shares of a publicly traded company which continues to be managed by the Adviser or an affiliate thereof (an “Exchange Listing”);
(xxiv)costs of registration rights granted to certain investors;
(xxv)any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;
(xxvi)all fees, costs and expenses of any litigation involving the Fund or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the Fund’s affairs;
(xxvii)all fees, costs and expenses associated with the Fund’s information, technology, communication, market data and research (including news and quotation equipment and services and including costs allocated by the Adviser’s or its affiliates internal research group (which are generally based on time spent, assets under management, usage rates, proportionate holdings, or a combination thereof or other reasonable methods determined by the Administrator)), reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;
(xxviii)the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a business development company (“BDC”);
(xxix)costs associated with individual or group shareholders;
(xxx)fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums;
(xxxi)direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;
(xxxii)fees, costs and expenses of winding up and liquidating the Fund’s assets;
(xxxiii)extraordinary expenses (such as litigation or indemnification);
(xxxiv)all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive, in all cases as amended from time to time and any related regulations, and other regulatory filings, notices or disclosures of the Adviser relating to the Fund and its activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Fund and its activities;
(xxxv)costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers; and
(xxxvi)all other expenses incurred by the Administrator in connection with administering the Fund’s business.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. The Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.
Costs and expenses of the Administrator and the Adviser that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.
3.Transactions with Affiliates. The Adviser is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Adviser or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Adviser is further authorized, to the extent permitted by applicable law, to select brokers (including any brokers affiliated with the Adviser) for the execution of trades for the Fund.
4.Best Execution; Research Services. The Adviser is authorized, for the purchase and sale of the Fund’s portfolio securities, to employ such dealers and brokers as may, in the judgment of the Adviser, implement the policy of the Fund to obtain the best results, taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Adviser is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Adviser to be useful or valuable to the performance of its investment advisory functions for the Fund. It is understood that in these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, as amended, the commissions paid may be higher than those which the Fund might otherwise have paid to another broker if those services had not been provided. Information so received will be in addition to and not in lieu of the services required to be performed by the Adviser. It is understood that the expenses of the Adviser will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to the Adviser by brokers who effect securities transactions for the Fund may be used by the Adviser in servicing other investment companies, entities or funds and accounts which it manages. Similarly, research services furnished to the Adviser by brokers who effect securities transactions for other investment companies, entities or funds and accounts which the Adviser manages may be used by the Adviser in servicing the Fund. It is understood that not all of these research services are used by the Adviser in managing any particular account, including the Fund.
The Adviser and its affiliates may aggregate purchase or sale orders for the assets with purchase or sale orders for the same security for other clients’ accounts of the Adviser or of its affiliates, the Adviser’s own accounts and hold proprietary positions in accordance with its current aggregation and allocation policy (collectively, the “Advisory Clients”), but only if (x)

in the Adviser’s reasonable judgment such aggregation results in an overall economic or other benefit to the assets taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses and factors and (y) the Adviser’s actions with respect to aggregating orders for multiple Advisory Clients, as well as the Fund, are consistent with applicable law. However, the Adviser is under no obligation to aggregate any such orders under any circumstances.
5.Remuneration.
The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee and an incentive fee as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct, including any sub-adviser.
(a)Management Fee. The management fee is paid quarterly in arrears at an annual rate of 1.0% of the average value of the Fund’s gross assets at the end of the two most recently completed calendar quarters. For purposes of this Agreement, gross assets means the Fund’s total assets determined on a consolidated basis in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding undrawn commitments but including assets purchased with borrowed amounts.
(b)Incentive Fee. The incentive fee will consist of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of the Fund’s income and a portion is based on a percentage of the Fund’s capital gains, each as described below.
(1)Incentive Fee on Pre-Incentive Fee Net Investment Income. The portion based on the Fund’s income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund’s operating expenses accrued for the quarter (including the management fee, expenses payable under the Administration Agreement, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee).
Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment

Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.5% per quarter (6.0% annualized).
The Fund will pay the Adviser an income based incentive fee quarterly in arrears based on the amount by which (x) its aggregate Pre-Incentive Fee Net Investment Income Returns, from the calendar quarter then ending and the eleven preceding calendar quarters (such period, the “Trailing Twelve Quarters”) exceeds (y) the Preferred Return Amount (as defined below) in respect of the Trailing Twelve Quarters. The Preferred Return Amount will be determined on a quarterly basis, and will be calculated by multiplying 1.50% by the Fund’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. Subject to the Incentive Fee Cap (as defined below), the amount of the income based incentive fee that will be paid to the Adviser for a particular quarter will equal the excess of the incentive fee on Pre-Incentive Fee Net Investment Income Returns as calculated below less the aggregate incentive fee on Pre-Incentive Fee Net Investment Income Returns that were paid to the Adviser in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.
The calculation of incentive fee on Pre-Incentive Fee Net Investment Income Returns for each quarter is as follows:
•No incentive fee on Pre-Incentive Fee Net Investment Income Returns shall be payable to the Adviser in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns for the Trailing Twelve Quarters does not exceed the Preferred Return Amount.
•100% of the Fund’s Pre-Incentive Fee Net Investment Income Returns for the Trailing Twelve Quarters, if any, that exceeds the Preferred Return Amount but is less than or equal to an amount (the “Catch-Up Amount”) determined on a quarterly basis by multiplying 1.82% (7.27% annualized) by the Fund’s net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The Catch-Up Amount is intended to provide the Adviser with an incentive fee of 15.0% or 17.5%, as applicable, on all of the Fund’s Pre-Incentive Fee Net Investment Income Returns when the Fund’s Pre-Incentive Fee Net Investment Income Returns reaches 1.82% per quarter (7.27% annualized) during the Trailing Twelve Quarters.
•For any quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns for the Trailing Twelve Quarters exceeds the Catch-Up

Amount, the incentive fee on Pre-Incentive Fee Net Investment Income Returns shall equal 17.5% of the amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns for such Trailing Twelve Quarters, as the Preferred Return Amount and Catch-Up Amount will have been achieved.
The incentive fee on Pre-Incentive Fee Net Investment Income Returns is subject to a cap (the “Incentive Fee Cap”). The Incentive Fee Cap in any quarter is an amount equal to (a) 17.5% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the relevant Trailing Twelve Quarters less (b) the aggregate incentive fee on Pre-Incentive Fee Net Investment Income Returns that were paid to the Adviser in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters. For this purpose, “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means (x) Pre-Incentive Fee Net Investment Income Returns in respect of the Trailing Twelve Quarters less (y) any Net Capital Loss, if any, in respect of the Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Fund shall pay no incentive fee on Pre-Incentive Fee Net Investment Income Returns to the Adviser in that quarter. If, in any quarter, the Incentive Fee Cap is a positive value but is less than the incentive fee on Pre-Incentive Fee Net Investment Income Returns calculated in accordance with the quarterly calculation above, the Fund shall pay the Adviser the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap is equal to or greater than the incentive fee on Pre-Incentive Fee Net Investment Income Returns calculated in accordance with quarterly calculation above, the Fund shall pay the Adviser the incentive fee on Pre-Incentive Fee Net Investment Income Returns for such quarter.
“Net Capital Loss” in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in such period and (ii) aggregate capital gains, whether realized or unrealized, in such period.
These calculations are prorated for any period of less than three months and appropriately adjusted for any share issuances or repurchases during the relevant quarter.
In no event will the Adviser receive greater cumulative income based incentive fees under this Agreement than it would have under its prior Investment Advisory Agreement by and between the Fund and the Adviser, dated as of October 1, 2018.
(2)Incentive Fee Based on Capital Gains. The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears.
The amount payable equals:
•17.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.
Solely for purposes of calculating the capital gains incentive fee after an Exchange Listing, the Fund will be deemed to have previously paid capital gains incentive fees prior to an Exchange Listing equal to the product obtained by multiplying (a) the actual aggregate amount of previously paid capital gains incentive fees for all periods prior to an Exchange Listing by (b) the percentage obtained by dividing (x) 17.5% by (y) 15%.
Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. The Fund will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to the Adviser if the Fund were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to this Agreement be in excess of the amount permitted by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), including Section 205 thereof.
The fees that are payable under this Agreement for any partial period will be appropriately prorated.
6.Representations and Warranties. The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act and the Adviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.
7.Services Not Deemed Exclusive. The Fund and the Board of Trustees acknowledge and agree that:
(a)the services provided hereunder by the Adviser are not to be deemed exclusive, and the Adviser and any of its affiliates or related persons are free to render similar services to others and to use the research developed in connection with this Agreement for other Advisory Clients or affiliates. The Fund agrees that the Adviser may give advice and take action with respect to any of its other Advisory Clients which may differ from advice given or the timing or nature of action taken with respect to any client or account so long as it is the Adviser’s policy, to the extent practicable, to allocate investment opportunities to the client or account on a fair and equitable basis relative to its other Advisory Clients. It is understood that the Adviser shall not have any obligation to recommend for purchase or sale any loans which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client or account if, in the opinion of the Investment Adviser, such transaction or investment appears unsuitable, impractical or undesirable for the Fund. Nothing herein shall be construed as constituting the Adviser an agent of the Fund; and

(b)the Adviser and its affiliates may face conflicts of interest as described in the Fund’s Private Placement Memorandum and/or the Fund’s periodic filings with the SEC (as such disclosures may be updated from time to time) and such disclosures have been provided, and any updates will be provided, to the Board of Trustees in connection with its consideration of this Agreement and any future renewal of this Agreement.
8.Limit of Liability. The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (the “Indemnified Parties”) shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that the Adviser shall not be protected against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). An Indemnified Party may consult with counsel and accountants in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care. Absent disabling conduct, the Fund will indemnify the Indemnified Parties against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under this Agreement or otherwise as adviser for the Fund. The Indemnified Parties shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Adviser had reasonable cause to believe its conduct was unlawful.
Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Party was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Party was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of trustees of the Fund who are neither “interested persons” of the Fund nor parties to the proceeding (“disinterested non-party trustees”) or (b) an independent legal counsel in a written opinion.
An Indemnified Party shall be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Party shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Party shall provide a security in form and amount acceptable to the Fund for its undertaking; (b)

the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Party will ultimately be found to be entitled to indemnification.
9.Duration and Termination.
(a)This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Fund or by the vote of the Fund’s trustees or by the Adviser. The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Sections 2 or 5 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.
(b)This Agreement shall continue in effect until May 31, 2025, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board of Trustees, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s Board of Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.
(c)This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).
10.Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.
11.Notices. Any notice hereunder shall be in writing and shall be delivered in person or by facsimile (followed by delivery in person) to the parties at the addresses set forth below.
If to the Fund:

Blackstone Secured Lending Fund
345 Park Avenue, 31st Floor
New York, New York 10154
Attn: Chairman, President, Co-Chief Executive Officer and Trustee
If to the Adviser:

Blackstone Private Credit Strategies LLC
345 Park Avenue, 31st Floor
New York, New York 10154
Attn: Marisa Beeney, General Counsel
or to such other address as to which the recipient shall have informed the other party in writing.
Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile or mail is sent.
12.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of this 7th day of November, 2024.
BLACKSTONE SECURED LENDING FUND
By:    /s/ Oran Ebel __________________________
Name: Oran Ebel
Title: Chief Legal Officer and Secretary
BLACKSTONE PRIVATE CREDIT STRATEGIES LLC
By:    /s/ Marisa J. Beeney_____________________
Name: Marisa J. Beeney
Title: Authorized Signatory
[Signature page to the BXSL Second Amended and Restated Investment Advisory Agreement]